Exhibit 107

Calculation of Filing Fee Table

FORM S-3

(Form Type)

IDACORP, Inc.

Idaho Power Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	IDACORP, Inc. Common Stock	Rule 456(b) and Rule 457(r)	— (2)	— (2)	— (2)	— (2)	— (2)	—	—	—	—

	Debt	IDACORP, Inc. Debt Securities	Rule 456(b) and Rule 457(r)	— (2)	— (2)	— (2)	— (2)	— (2)	—	—	—	—

	Equity	Idaho Power Company First Mortgage Bonds	Rule 456(b) and Rule 457(r)	— (2)	— (2)	— (2)	— (2)	— (2)	—	—	—	—

	Debt	Idaho Power Company Debt Securities	Rule 456(b) and Rule 457(r)	— (2)	— (2)	— (2)	— (2)	— (2)	—	—	—	—

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities	Equity	IDACORP, Inc. Common Stock	415(a)(6)	(4)	(2)	(4)	(4)	(4)	S-3ASR (4)	333-23155 (4)	May 17, 2019 (4)	(4)

	Debt	IDACORP, Inc. Debt Securities	415(a)(6)	(4)	(2)	(4)	(4)	(4)	S-3ASR (4)	333-23155 (4)	May 17, 2019 (4)	(4)

	Total Offering Amounts							(2)

	Total Fees Previously Paid							$110,518 (4)

	Total Fee Offsets							—

	Net Fee Due							$0.00

(1)	This registration statement also covers debt securities and common stock which may be issued in exchange for, or upon conversion of, as the case may be, the securities registered hereunder.
(2)

An indeterminate aggregate offering price or number of securities are being registered as from time to time may be offered at indeterminate prices. In accordance with Rules 456(b) and 457(r), the registrants are deferring payment of the entire registration fee subject to the conditions set forth in such rules.

(3)

This registration statement also covers debt securities and common stock of IDACORP, Inc. that may be issued in exchange for, or upon the conversion of, as the case may be, other securities registered hereunder. In addition, any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(4)

On September 30, 1998, IDACORP, Inc. registered $300,000,000 aggregate initial offering price of common stock and debt securities pursuant to Registration Statement No. 333-64737 (the “1998 Registration Statement”) that remain unsold, for which a filing fee of $88,500 was paid. On February 26, 2002, IDACORP, Inc. registered $239,328,610 aggregate initial offering price of common stock and debt securities pursuant to Registration Statement No. 333-83434 (the “2002 Registration Statement”) that remain unsold, for which a filing fee of $22,018 was paid. The unsold securities have subsequently been carried forward pursuant to Rule 415(a)(6) with each of the following registration statements and the $88,500 and $22,018 of filing fees previously paid by IDACORP, Inc. in connection with such unsold securities, respectively, will continue to be applied to such unsold IDACORP, Inc. securities:

(i)	S-3ASR, File No. 333-155498, filed November 20, 2008 by IDACORP, Inc.;

(ii)	S-3ASR, File No. 333-178023, filed November 16, 2011 by IDACORP, Inc.;

(iii)	S-3ASR, File No. 333-188768, filed May 22, 2013 by IDACORP, Inc.;

(iv)	S-3ASR, File No. 333-211475, filed May 20, 2016 by IDACORP, Inc.; and

(v)	S-3ASR, File No. 333-231555, filed May 17, 2019 by IDACORP, Inc.